Filed Pursuant to Rule 424(b)(3)
Registration No. 333-180356

RREEF PROPERTY TRUST, INC.

SUPPLEMENT NO. 15 DATED DECEMBER 19, 2013

TO THE PROSPECTUS DATED APRIL 12, 2013

This document supplements, and should be read in conjunction with, our prospectus dated April 12, 2013, as supplemented by Supplement No. 9 dated August 29, 2013, Supplement No. 10 dated September 5, 2013, Supplement No. 11 dated October 2, 2013, Supplement No. 12 dated November 1, 2013, Supplement No. 13 dated November 13, 2013 and Supplement No. 14 dated December 2, 2013. Terms not otherwise defined herein have the same meanings as set forth in our prospectus. The purpose of this supplement is to disclose:

•	our acquisition of a property in Seattle, Washington;

•	updates to our suitability standards;

•	an update to our risk factors; and

•	a revised form of subscription agreement.

Acquisition of a Property in Seattle, Washington

On December 18, 2013, we, through a wholly owned subsidiary of our operating partnership, acquired a fee-simple interest in a mixed-use building located in Seattle, Washington, which we refer to as Wallingford Plaza, from an unaffiliated seller for a purchase price of approximately $12,750,000 in cash, exclusive of closing costs.

Description of the Property

Wallingford Plaza is a 30,761 square foot, three-story, mixed-use (office over retail) building located on a 0.52 acre site at 4468 Stone Way North, on the corner of Stone Way North and North 45th Street. Wallingford Plaza is well located in North Seattle between two major arterials, I-5 and Highway 99, with convenient access to downtown Seattle, Puget Sound, the University of Washington, Fremont and South Lake Union. The building was constructed in 1916 and benefits from multiple renovation projects, including an approximately $2.3 million renovation project completed in 2013.

The property had an occupancy rate of 100% and an average annual effective rent per square foot of $27.00 as of the closing. The property is leased to five tenants. Walgreen Co., or Walgreens, GSRE, LLC (doing business as Keller Williams Realty, Inc.), or Keller Williams, and Outpac Designs, Inc. (doing business as Pacsafe), or Pacsafe, each occupy more than 10% of the net rentable area. Information about these tenants is set forth in the table below:

Tenant	Type of Business	% of Net Rentable Area	Type of Lease(5)	Lease Commencement Date	Lease Expiration Date	Annual Base Rent(4)
Walgreens(1)	Pharmacy	41%	Triple-Net	Mar. 2012	Feb 2087	$38.66
Keller Williams(2)	Real Estate Brokerage	34%	Triple-Net	May 2010	Aug. 2019	$15.21
Pacsafe(3)	Travel Gear	12%	Full Service Gross	Oct. 2013	Jan. 2021	$25.00

(1)	Walgreens has termination options every ten years beginning in 2037.
(2)	Keller Williams has one five-year extension option.
(3)	Pacsafe has one five-year extension option.
(4)	With the exception of the Walgreens lease, all of the leases contain annual rent increases.
(5)	Pursuant to the terms of the triple-net leases, each of Walgreens and Keller Williams is responsible for the payment of base rent and all of the operating expenses for the portion of the space leased by each respective tenant.

The average occupancy rate and annual effective rent per square foot for each of the last two years is set forth in the table below:

	Occupancy Rate	Annual Effective Rent Per Square Foot
2012	63%	$23.24
2011	34%	$7.64

The property’s capitalization rate at the time of acquisition was 6.0%. We calculate the capitalization rate for a real property by dividing “net operating income” of the property by the purchase price of the property, excluding costs. Net operating income is calculated by deducting all operating expenses of a property, including property taxes and management fees, but excluding operating expenses payable by tenants pursuant to net leases, debt service payments and capital expenditures, from gross operating revenues received from a property. For purposes of this calculation, net operating income is determined using the projected net operating income of the property for the 12-month period after the acquisition based on in-place leases, potential rent increases or decreases and other revenues from late fees or services, adjusted for projected vacancies, tenant concessions, if any, and charges not collected.

We have no plans for material capital improvements, and we believe the property is adequately covered by insurance and suitable for its intended purposes. Wallingford Plaza is located in the smaller Ballard / U District submarket of North Seattle, where there is less demand for office space than in markets with more critical mass. In this district, Wallingford Plaza faces competition from two similar properties, each of which is located within one mile of Wallingford Plaza. For federal income tax purposes, we estimate that the depreciable basis in Wallingford Plaza will be approximately $9.0 million. We will depreciate buildings based upon an estimated useful life of 40 years. For 2013, the estimated real estate taxes on Wallingford Plaza total approximately $65,000.

Financing of the Property

The acquisition of Wallingford Plaza was funded through a combination of proceeds from our public offering and borrowings under our credit facility. We borrowed $5,500,000 under our line of credit with Regions Bank. The credit facility bears interest at a variable per annum rate equal to the adjusted British Bankers Association LIBOR Rate plus 2.20%, payable monthly, which equated to 2.37% at the time of acquisition.

Property Management

We have engaged CB Richard Ellis, or CBRE, as the property manager. We will pay CBRE a monthly management fee of equal to the greater of $2,300 or 2.75% of the property’s effective gross revenue.

Updates to Suitability Standards

The “Suitability Standards” section of our prospectus is hereby supplemented with the following paragraph:

Iowa Investors. It is recommended by the office of the Iowa Securities Bureau that Iowa investors limit their aggregate investment in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.

2

The Massachusetts paragraph in the “Suitability Standards” section of our prospectus, applicable only to Massachusetts investors, is hereby deleted and replaced with the following:

Massachusetts Investors. In addition to the suitability standards noted above, purchasers residing in Massachusetts may not invest more than 10% of their liquid net worth in RREEF Property Trust, Inc.’s shares and shares of other direct participation programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Update to Risk Factors

The third risk factor on page 54 of our prospectus is hereby deleted and replaced in its entirety with the following:

Lenders may require us to enter into restrictive covenants relating to our operations or mandatory commitment reductions, which could reduce our available financing and limit our ability to make distributions.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to obtain additional loans. For example, loan documents we enter into may contain covenants that limit our ability to further mortgage the property or discontinue insurance coverage. Loan documents may limit our ability to enter into or terminate certain operating or lease agreements related to the property. In addition, revolving credit facilities, such as our current facility, may contain mandatory commitment reductions triggered by events that may be outside of our control. Under our existing facility, if we do not have a tangible net worth of at least $50 million as of May 1, 2014, the available, undrawn commitments under our existing credit facility will be canceled, and we will have no ability to borrow additional amounts, or re-borrow amounts subsequently repaid under the credit facility. If we are unable to raise sufficient proceeds in this offering to meet this requirement or obtain new financing on favorable terms, our sources of liquidity would be restricted. These or other terms or limitations may adversely affect our flexibility, our ability to fund additional property acquisitions, redemptions and distributions, and our ability to achieve our investment objectives.

Form of Subscription Agreement

Our revised form of subscription agreement and form of additional subscription agreement are attached to this supplement as Exhibits A and B, respectively. The revised form of subscription agreement and additional subscription agreement supersede and replace the forms included as Appendices C and D, respectively, to the prospectus dated April 12, 2013.

3

EXHIBIT A

APPENDIX C: FORM OF SUBSCRIPTION AGREEMENT

Investor Instructions

1.	Investment

PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash.

Generally, you must initially invest at least $2,500 in our shares to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in increments of $500. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

2.	Investment Type

Please check the appropriate box to indicate the class of shares you intend to purchase.

3.	Account Type- Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

4.	Individual or Joint Account

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 12, you are certifying that this number is correct.

5.	Entity Account

If you are establishing an account for a legal entity, please provide the most recent versions of the documents listed below. RREEF Property Trust, Inc. reserves the right to require additional documents on future transactions. Please note this is not an all inclusive list of documents.

Please Note: You must indicate if the Account is engaged in internet gambling or supports companies engaged in internet gambling.

You must include a permanent street address even if your mailing address is a P.O. Box. Please be sure to indicate the country of citizenship for all resident aliens.

Enter the name(s), SSN, mailing address and telephone numbers of all trustee/guardian/conservator/authorized signer(s)

For Trust Accounts, please attach a separate sheet with the requested information for each additional trustee, grantor/settlor, or authorized signer.

For Business Accounts, please attach a separate sheet with the requested information for each additional ultimate beneficial owner.

Trust: Trust document (copy of the portion(s) of the trust document that shows the name of the trust, date of the trust, and the trustee name(s)) or certificate/affidavit of trust

Corporation: Articles of incorporation, certificate of incumbency or corporate by-laws

Financial institution regulated by a federal regulator: Registration certificate

Guardianship/conservatorship: Appointment of guardian/conservator certified within 60 days

Partnership or sole proprietorship: Most recent agreement or documentation showing the existence of a partnership or sole proprietorship

Estate: Appointment of executor(trix) certified within 60 days

Bank regulated by a state bank regulator: Registration certificate

Publicly traded company: (Please provide company’s CUSIP number)

Retirement plan under ERISA: Copy of plan document (If each participant is to have a separate account for the contributions, call us for special forms)

6.	UGMA Account

Complete this section for UGMA accounts.

If the minor’s Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor’s state.

7.	Retirement/Savings Plan

Complete this section for Retirement/Savings Plan accounts.

8.	Custodian/ Trustee Information

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

If you wish to purchase shares through an IRA, and need an IRA account, First Trust Retirement has agreed to serve as IRA custodian for such purpose. RREEF Property Trust, Inc. will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. Thereafter, investors will be responsible for the annual IRA maintenance fees. A separate IRA Application from First Trust Retirement must be completed and can be found in the RREEF Property Trust Combined/Traditional Roth Package. Further information about custodial services is also available through your broker or our dealer manager.

9.	Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan, you are requested to promptly notify RREEF Property Trust, Inc. in writing if at any time you experience a material change in your financial condition, including the failure to meet the income and net worth standards imposed by your state of residence and as set forth in the Prospectus and this Subscription Agreement relating to such investment. This request in no way shifts the responsibility of RREEF Property Trust, Inc.’s sponsor, or any other person selling shares on behalf of RREEF Property Trust, Inc. to you, to make every reasonable effort to determine that the purchase of RREEF Property Trust, Inc.’s shares is a suitable and appropriate investment based on information provided by you.

Complete this section to enroll in the Distribution Reinvestment Plan, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. If you choose to enroll in the DRP, all of your distributions will be reinvested through the Distribution Reinvestment Plan. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4. IRA accounts may not direct distributions without the custodian’s approval.)

10.	Broker - Dealer and Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement.

All Fields are Mandatory.

Required Representations: By signing Section 10, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

•	has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

•	has discussed the investor’s prospective purchase of shares with such investor;

•

has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

•	has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

•	has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 8, and

•

has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 4; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

11.	Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from RREEF Property Trust, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in section 11, you acknowledge and agree that you will not receive paper copies of any stockholder communications unless (i) you notify RREEF Property Trust, Inc. that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that RREEF Property Trust, Inc. send a paper copy of a particular stockholder communications to you. RREEF Property Trust, Inc. has advised you that you have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any stockholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing stockholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to stockholder communications.

12.	Subscriber Signatures

Please separately initial each of the representations in paragraphs (1) through (5). If an Iowa resident you must also initial paragraph (6), if a Kansas resident you must also initial paragraph (7), if a Massachusetts resident you must also initial paragraph (8), if a Nebraska resident you must also initial paragraph (9), if a New Jersey resident you must also initial paragraph (10), if a New Mexico resident you must also initial paragraph (11), if an Ohio resident you must also initial paragraph (12) and if a Tennessee resident you must also initial paragraph (13). Except in the case of fiduciary accounts,you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 12 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

Except for Pennsylvania investors (as described below), the Subscription Agreement, together with a check made payable to “RREEF Property Trust, Inc.” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 877.907.1148	Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 877.907.1148	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9872012755 FAO: (Include Account Title)

For Pennsylvania investors only, until RREEF Property Trust, Inc. has raised the minimum offering amount applicable to Pennsylvania investors, all payments should be made payable to the order of “UMB Bank, N.A., as Escrow Agent for RREEF Property Trust, Inc.” and sent/wired to UMB Bank directly. The Subscription Agreement and all additional paperwork should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail UMB Bank, N.A. as Escrow Agent for RREEF Property Trust, Inc. c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 877.907.1148	Overnight Mail UMB Bank, N.A. as Escrow Agent for RREEF Property Trust, Inc. c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 877.907.1148	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to:

UMB Bank, N.A. as Escrow Agent
for RREEF Property Trust, Inc.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871976025

FAO: (Include Account Title)

12/13	RF0021-C

Subscription Agreement

1.	Investment

Amount of Subscription:	State of Sale:

Minimum Initial Investment is $2,500

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with:                 ☐ Enclosed Check                ☐ Funds Wired

2.	Investment Type

Please consult with your financial advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.

☐ Class A Shares

☐ Class B Shares

3.	Account Type - Check One Box Only

Non-Qualified Registration Types		Qualified Registration Types

☐ Individual (If TOD, attach application)	☐ UGMA: State of	☐ Traditional (Individual) IRA	☐ SEP IRA
☐ Joint Tenant* (If TOD, attach application)	☐ UTMA: State of	☐ Simple IRA	☐ ROTH IRA
☐ Tenants in Common*	☐ Corporation**	☐ Beneficial IRA
☐ Community Property*	☐ S-Corp ☐ C-Corp (Will default to S-Corp if nothing is marked)	as Beneficiary for:
☐ Trust**	☐ Partnership**	☐ Profit Sharing Plan**	☐ Pension Plan**
☐ Non-Profit Organization**	☐ Other (Specify)	☐ KEOGH Plan**
☐ Estate

*All parties must sign.	**Please attach pages of trust/plan document (or Articles of Incorporation) which lists the names of trust/plan, trustees, signatures and date. The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

4.	Individual or Joint Account

For joint accounts, the Social Security number of the primary account owner will be used for IRS reporting.

Name of primary account owner	Social Security number	Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	ZIP
Mailing address (if different)	City	State	ZIP
Daytime phone number	Extension	E-mail address

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

Select one:    ☐   Employed    ☐   Not-employed    ☐   Retired

Occupation	Name of employer

Address of employer	City	State	Zip

If you checked not-employed or retired, please provide source of income:

Name of second joint owner (if any)	Social Security number	Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	Zip

☐ US citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Select one: ☐ Employed ☐ Not-employed ☐ Retired

Occupation	Name of employer

Address of employer	City	State	Zip

If you checked not-employed or retired, please provide source of income:

Please attach a separate sheet with the above information for each additional owner.

5.	Entity Account

Legal documentation proving the existence of the entity must be presented when establishing one of these account types. (Articles of Incorporation Trust or Plan document.)

For a trust or business account, is the entity engaged in internet gambling or support companies engaged in internet gambling?

* Select one:    ☐  Yes    ☐  No

If yes, please explain:

Name of legal entity	Social Security number	OR	Tax ID number

Street address of legal entity (P.O. Box not acceptable)	City	State	ZIP

Mailing address (if different)	City	State	ZIP

Daytime phone number	Extension	E-mail address

Date of trust agreement (for trusts only) – MM/DD/YYYY

Name of trustee/authorized signer	Social Security number of trustee/authorized signer	Date of birth – MM/DD/YYYY

US residential address (P.O. Box not acceptable)	City	State	ZIP

Mailing address (if different)	City	State	ZIP

Daytime phone number	Extension	E-mail address

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

Name of co-trustee/authorized signer	Social Security number of co-trustee/authorized signer	Date of birth –MM/DD/YYYY

US residential address (P.O. Box not acceptable)	City	State	ZIP

Mailing address (if different)	City	State	ZIP

Daytime phone number	Extension	E-mail address

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

For A Trust Account

☐  Check here if the grantor/settlor is the same as the trustee

For trust accounts, name of grantor/settlor (if different from trustee)	Social Security number of grantor/settelor	Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Please attach a separate sheet with the above information for each additional trustee, grantor/settlor, or authorized signer.

FOR A BUSINESS ACCOUNT (EX: CORPORATION, PARTNERSHIP, ETC.)

Please provide the industry in which the legal entity operates:

For business accounts, please provide a listing of all ultimate beneficial owners or controlling parties which have an interest equal to or greater than 25% (If there are none, write “none” above name or leave blank)

Name	Social Security number	Date of birth – MM/DD/YYYY
Street address of legal entity (P.O. Box not acceptable)	City	State	Zip

☐ US citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Name	Social Security number	Date of birth – MM/DD/YYYY
Street address of legal entity (P.O. Box not acceptable)	City	State	Zip

☐ US citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Please attach a separate sheet with the above information for each additional ultimate beneficial owner.

6.	UGMA Account

If the minor’s Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor’s state.

Name of minor	Social Security number	Date of birth of minor – MM/DD/YYYY
Street address (P.O. Box not acceptable)	City	State	Zip

☐ US citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Name of custodian	Social Security number of custodian	Date of birth of custodian – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	Zip
Mailing address (if different)	City	State	Zip
Daytime phone number Extension	E-mail address

☐ US citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Select one: ☐	Employed ☐	Not-employed ☐	Retired

Occupation	Name of employer

Address of employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income:

7.	Retirement/Savings Plan

CUSTODIAN/TRUSTEE

Name of custodian/trustee	Tax ID number
US business address	City	State	ZIP
Mailing address (if different)	City	State	ZIP
Daytime phone number Extension	E-mail address

PARTICIPANT/EMPLOYEE

Name of participant/employee	Social Security number	Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	ZIP

☐ US citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Select one: ☐  Employed  ☐ Not-employed    ☐  Retired

Occupation	Name of employer

Address of employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income

8.	Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

Trustee Name
Trustee Address 1
Trustee Address 2
Trustee City	State ZIP
Trustee Telephone Number	Trustee Tax Identification Number
Investor’s Account Number with Trustee

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of RREEF Property Trust, Inc. that are beneficially owned by the investor as reflected on the records of RREEF Property Trust, Inc. as of the applicable record date at any meeting of the stockholders of RREEF Property Trust, Inc. This authorization shall remain in place until revoked in writing by Custodian/Trustee. RREEF Property Trust, Inc. is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

9.	Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4. IRA accounts may not direct distributions without the custodian’s approval.

If you elect to participate in the Distribution Reinvestment Plan, you are requested to promptly provide written notification to RREEF Property Trust, Inc., c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105, if at any time you experience a material change in your financial condition, including the failure to meet the income and net worth standards imposed by your state of residence and as set forth in the Prospectus and this Subscription Agreement relating to such investment. This request in no way shifts the responsibility of RREEF Property Trust, Inc.’s sponsor, or any other person selling shares on behalf of RREEF Property Trust, Inc. to you, to make every reasonable effort to determine that the purchase of RREEF Property Trust, Inc.’s shares is a suitable and appropriate investment based on information provided by you.

% of Distribution

☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus.

☐ Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 7)

☐ Send distributions via check to the alternate payee listed here (not available for Qualified Plans without the custodian’s approval)

Name
Address
City	State Zip
Account Number

☐	Direct Deposit (Attach Voided Check) I authorize RREEF Property Trust, Inc. or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify RREEF Property Trust, Inc. in writing to cancel it. In the event that RREEF Property Trust, Inc. deposits funds erroneously into my account, RREEF Property Trust, Inc. is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	% of Distribution	☐ Checking
ABA/ Routing Number	Account Number	☐ Savings

10.	Broker - Dealer and Registered Representative Information

Broker-Dealer Name
Representative Name		Rep Number
Representative’s Firm Name		Branch ID
Representative’s Address
Representative’s City	State	Zip
Representative’s Phone	Representative’s Fax Number	Representative’s E-mail Address

This Subscription was made as follows: ☐ Through a participating Broker-Dealer ☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer	☐ Shares are being purchased net of up-front commissions (Class A Shares only)

*	RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for RREEF Property Trust) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-907-1148.

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to RREEF Property Trust, Inc. that I have reasonable grounds for believing that the purchase of the Shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative	Date:
Branch Manager Signature (If required by Broker Dealer)	Date:

11.	Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, Prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from RREEF Property Trust, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify RREEF Property Trust, Inc. that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that RREEF Property Trust, Inc. send a paper copy of a particular stockholder communications to me. RREEF Property Trust, Inc. has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Signature of Investor:	Date:
Signature of Joint Investor:	Date:
E-mail: (If blank - email from Section 4 will be used)

12.	Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner	Co-Owner

1.      I have received the final Prospectus of RREEF Property Trust, Inc. at least five business days before signing the Subscription Agreement. In addition, I acknowledge that after the end of each business day following the escrow period, I can access the NAV per share for each class of shares through RREEF Property Trust, Inc.’s website and toll-free automated telephone line.

Owner	Co-Owner

2.      I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” In addition, not more than 10% of my net worth will be invested in shares of RREEF Property Trust, Inc., with net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner	3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner	Co-Owner	4. I am purchasing the shares for the account referenced above.

Owner	Co-Owner

5.      I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner	Co-Owner

6.      Iowa: In addition to the suitability standards noted above, it is recommended by the Iowa Securities Bureau that Iowa investors limit their aggregate investment in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

7.      Kansas: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that purchasers residing in Kansas limit their aggregate investment in the securities of RREEF Property Trust, Inc. and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

8.      Massachusetts: In addition to the suitability standards noted above, purchasers residing in Massachusetts may not invest more than 10% of their liquid net worth in RREEF Property Trust, Inc.’s shares and shares of other direct participation programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

9.      Nebraska: In addition to the suitability standards noted above, purchasers residing in Nebraska are required to have either a minimum net worth of $350,000 or a minimum gross annual income of at least $70,000 and a minimum net worth of at least $100,000. The total investment in RREEF Property Trust, Inc. and other similar programs may not exceed 10% of the purchaser’s liquid net worth, with liquid net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

10.    New Jersey: In addition to the suitability standards noted above, purchasers residing in New Jersey may not invest more than 10% of their liquid net worth in RREEF Property Trust Inc.’s shares and shares of other direct participation programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

11.    New Mexico: In addition to the suitability standards noted above, purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in RREEF Property Trust Inc.’s shares, shares of RREEF Property Trust Inc.’s affiliates and other non-traded real estate programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

12.    Ohio: In addition to the suitability standards noted above, purchasers residing in Ohio may not invest more than 10% of their liquid net worth in RREEF Property Trust, Inc.’s shares, shares of RREEF Property Trust, Inc.’s affiliates and other non-traded real estate investment programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities (less liabilities).

Owner	Co-Owner

13.    Tennessee: In addition to the suitability standards noted above, purchasers residing in Tennessee are required to have either a minimum net worth of $500,000 or a minimum gross annual income of at least $100,000 and a minimum net worth of at least $100,000.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, RREEF PROPERTY TRUST, INC. WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A STOCKHOLDER.

Substitute IRS Form W-9 (required for U.S. investors only): I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Subscription Agreement is my correct tax payer identification number, (ii) unless the box below is checked, I am not subject to backup withholding because a) I am exempt from backup withholding; or b) the Internal Revenue Service (IRS) has not notified me that I am subject to backup withholding as a result of failure to report all interest or dividends; or c) the IRS has notified me that I am no longer subject to backup withholding; and (iii) I am a U.S. citizen or other U.S. person.

☐	Please check this box only if you are subject to backup withholding. Please include a copy of the notification letter you received from the IRS.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications to avoid backup withholding.

Signature of Investor	Date – MM/DD/YYYY
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian:	Date – MM/DD/YYYY

Except for Pennsylvania investors (as described below), the Subscription Agreement, together with a check made payable to “RREEF Property Trust, Inc.” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 877.907.1148	Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 877.907.1148	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: RREEF Property Trust UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9872012755 FAO: (Include Account Title)

For Pennsylvania investors only, until RREEF Property Trust, Inc. has raised the minimum offering amount applicable to Pennsylvania investors, all payments should be made payable to the order of “UMB Bank, N.A., as Escrow Agent for RREEF Property Trust, Inc.” and sent/wired to UMB Bank directly. The Subscription Agreement and all additional paperwork should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail UMB Bank, N.A. as Escrow Agent for RREEF Property Trust, Inc. c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 877.907.1148	Overnight Mail UMB Bank, N.A. as Escrow Agent for RREEF Property Trust, Inc. c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 877.907.1148	Subscription Agreements may be faxed to: 855.223.2474

Payment may be wired to:

UMB Bank, N.A. as Escrow Agent

for RREEF Property Trust, Inc.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871976025

FAO: (Include Account Title)

11/13	RF0020-E

EXHIBIT B

APPENDIX D: FORM OF ADDITIONAL SUBSCRIPTION AGREEMENT

Additional Subscription Agreement

This form may be used by any current investor in RREEF Property Trust, Inc. who desires to purchase additional shares of RREEF Property Trust, Inc. Investors who acquired shares through a transfer of ownership or transfer of death and wish to make additional investments must complete the RREEF Property Trust, Inc. Subscription Agreement.

RREEF Property Trust, Inc.’s sponsor and any other person selling shares on behalf of RREEF Property Trust, Inc. to you are required to make every reasonable effort to determine that the purchase of RREEF Property Trust, Inc.’s shares is a suitable and appropriate investment for you. In order to assist these parties in fulfilling their obligations, if at any time you fail to meet the applicable suitability standards set forth in the then current prospectus, you are requested to promptly provide written notification to RREEF Property Trust, Inc., c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105.

1.	Investment Information

Amount of Subscription:	State of Sale:

Minimum Additional Investment is $500.

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with:                 ☐ Enclosed Check                ☐ Funds Wired

2.	Account Number

Account Number:

3.	Investor Information - SSN or TIN Required

Please print names in which shares of common stock are registered.

Title Line 1:
Title Line 2:
Primary SSN/TIN:	Secondary SSN/TIN:

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name:	SSN:	DOB:
Secondary Investor Name:	SSN:	DOB:

Please indicate if mailing address has changed since initial investment in RREEF Property Trust	☐ Yes	☐	No

If yes, new address is as follows:

Street Address:
City:	State:	Zip Code:

D-1

4.	Investor Signatures

By signing below, you represent that you meet the applicable investor suitability standards set forth in the current prospectus, as supplemented, for RREEF Property Trust (RPT), including (1) the minimum net worth and gross annual income standards, (2) the limitation that you may not invest more than 10% of your net worth in shares of RPT’s common stock, and (3) any applicable state specific suitability standards based on your state of residence. You also represent that you meet the other investor representations set forth in the Subscription Agreement attached to the prospectus as Appendix C.

Signature of Investor:	Date:

Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian:	Date:

Except for Pennsylvania investors (as described below), the Subscription Agreement, together with a check made payable to “RREEF Property Trust, Inc.” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 877.907.1148	Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 877.907.1148	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9872012755 FAO: (Include Account Title)

For Pennsylvania investors only, until RREEF Property Trust, Inc. has raised the minimum offering amount applicable to Pennsylvania investors, all payments should be made payable to the order of “UMB Bank, N.A., as Escrow Agent for RREEF Property Trust, Inc.” and sent/wired to UMB Bank directly. The Subscription Agreement and all additional paperwork should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail UMB Bank, N.A. as Escrow Agent for RREEF Property Trust, Inc. c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 877.907.1148	Overnight Mail UMB Bank, N.A. as Escrow Agent for RREEF Property Trust, Inc. c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 877.907.1148	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to:

UMB Bank, N.A. as Escrow Agent

for RREEF Property Trust, Inc.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871976025

FAO: (Include Account Title)

9/13	RF0041-A

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